Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Quarter Ended
                                                             June 30,
                                                        1996        1995
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    366,170     325,239
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      3,452       2,309
                                                       369,622     327,548

Net income ........................................   $285,406     234,303
 Less dividends accrued on preferred stock ........      4,440      10,422
 Net income, as adjusted ..........................   $280,966     223,881

 Net income per common share ......................   $   0.76        0.68

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    366,170     325,239
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      3,452       2,665
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         18          24
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................          -      12,610
                                                       369,640     340,538

Net income ........................................   $285,406     234,303
 Less dividends accrued on preferred stock ........      4,440       6,429
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          1           1
 Net income, as adjusted ..........................   $280,967     227,875

 Net income per common share.......................   $   0.76        0.67






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                                                              Exhibit 11.
                                                              (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Six Months Ended
                                                             June 30,
                                                        1996        1995
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    361,781     319,023
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      3,461       1,982
                                                       365,242     321,005

Net income ........................................   $556,788     451,126
 Less dividends accrued on preferred stock ........      8,881      20,876
 Net income, as adjusted ..........................   $547,907     430,250

 Net income per common share ......................   $   1.50        1.34

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    361,781     319,023
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      3,461       2,738
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         18          28
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................          -      12,616
                                                       365,260     334,405

Net income ........................................   $556,788     451,126
 Less dividends accrued on preferred stock ........      8,881      12,880
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          2           3
 Net income, as adjusted ..........................   $547,909     438,249

 Net income per common share.......................   $   1.50        1.32





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